Q3 2025 Investor Presentation

2 Copyright © D-Wave Forward-Looking Statements Certain statements in this presentation are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this presentation, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

D-Wave at a Glance

ESTABLISHED PRODUCT PORTFOLIO:

- World's largest quantum computers
- Accessible through production-grade cloud service and for on-premises installation
- Quantum supremacy published in *Science*

GROWING COMMERCIAL ADOPTION:

- 1st commercial quantum computing company
- 1st in-production quantum applications
- 30+ proven business use cases

HIGH-VALUE CONSULTATIVE SERVICES:

- 20+ successful POC engagements in 18 months
- Advisory services to aid in production deployment

INDUSTRY PERSPECTIVE:

"To the best of our knowledge, this is the first work for annealing quantum computation to outperform classical results concerning LLM training in drug discovery. This validation has also revealed that annealing quantum computing systems can deliver high quality, low energy samples that could drive enhanced performance in generative AI architectures."

- Dr. Masaru Tateno, Chief Scientific Officer of Central Pharma Research Institute of Japan Tobacco

MARKET LEADER

advantage2	Leap	Ocean	Launch
Quantum Annealing Sixth-generation system 4400+ qubits	Real-Time Quantum Cloud Quantum hybrid solvers >99% up-time	Open-Source Python Tools Easily configurable Simplifies use of QC & HSS	Customer PS On-Ramp From application eval to production deployment

STRONG CUSTOMER BASE

Mastercard, NEC, IPG, Deloitte., VINCI Energies, Pattison Food Group, BASF, BBVA, Davidson, accenture, ArcelorMittal, NTT docomo, JTI, FORD OTOSAN, unisys, JÜLICH Forschungszentrum, CaixaBank

THOUGHT & TECHNICAL LEADERSHIP

Building annealing and gate quantum computers utilizing superconducting technology	280+ U.S. granted patents 550+ granted & pending patents worldwide 60+% Annealing AND Gate	50+ PhDs	Over 240 scientific papers published

3 Copyright © D-Wave

D-Wave QUANTUM REALIZED.

4 Copyright © D-Wave D-Wave Named Founder of Q-Alliance, Signs €10M Contract Announced participation as a founder of Q-Alliance, an initiative to create a quantum hub in Italy that advances scientific discovery, industrial transformation and digital sovereignty in the country • Core objective is the development of a state-of-the-art quantum computing and research facility in Lombardy • In support of the initiative, D-Wave announced a €10M contract for a D-Wave Advantage2TM annealing quantum computer in the region. The agreement includes acquisition of 50% capacity of the D-Wave system for 5 years, with an option to purchase the system • In conjunction with our commitments, D-Wave is hosting a series of seminars in the region to advance awareness and adoption of annealing quantum computers

5 Copyright © D-Wave New & Renewing Customer Engagements for Commercial and Research Applications • One of the largest U.S. based international airlines • SkyWater – the nation’s largest pure-play semiconductor foundry • Japan Tobacco – the pharmaceutical division of JT focused on drug discovery and development • Yapi Kredi – one of the leading banks in Turkey • Korea Quantum Computing – a Korean company specializing in quantum computing R&D, quantum security solutions and AI infrastructure New and renewing customer engagements include:

6 Copyright © D-Wave First-Ever Qubits Japan Conference in Tokyo Held first-ever Qubits Japan Quantum Computing User Conference in Tokyo on September 17, 2025 Presenters included: • Dr. Alan Baratz and Dr. Trevor Lanting of D-Wave • Hidetoshi Nishimori, professor emeritus at the Institute of Science Tokyo and widely considered the father of quantum annealing • Representatives of several of D-Wave’s customers including Japan Tobacco, NTT DOCOMO and Tohoku University

7 Copyright © D-Wave Superconducting's Advantages Over Other Quantum Approaches • Superconducting approaches have best gate speed vs. fidelity tradeoff • Superconducting approaches can leverage semiconducting CMOS manufacturing technology for scalability • Trapped ion and neutral atom approaches are more than 1,000- 10,000x slower in algorithm execution time • There is no manufacturing base to support scaling trapped ion and neutral atom approaches: needs fundamental breakthroughs and massive investment • Trapped ion approaches have failed to scale beyond a few dozen ions in a trap: ion addressability, magnetic field control, and integrated photonics are all major technical challenges to scaling • Photonic approaches require fundamentally new manufacturing techniques to build photonic integrated circuits and high fidelity photon detectors: will need massive investment

8 Copyright © D-Wave Progress with Gate-Model Program: Completed Fabrication of Fluxonium Qubit Chips and Superconducting Control Chips • Completed the fabrication of fluxonium qubit chips and superconducting control chips and are currently integrating the two to demonstrate scalable control of gate model qubits • D-Wave believes this work will enable the first-ever scalable gate model system with cryogenic control Advantage2 QPU Mounted in D-Wave's Proprietary Cryogenic Packaging

9 Copyright © D-Wave Advantage2 System Now Operational at Davidson Technologies On November 3rd, announced that the Advantage2TM system at Davidson Technologies in Huntsville, Alabama is now online and operational Davidson is a trusted provider of advanced engineering and technical solutions supporting the U.S. Department of Defense and aerospace community System now operational and accessible for customer use: • Expected to enable development of quantum applications tailored to address mission-critical challenges, particularly in defense and national security • D-Wave is working with Davidson to explore use cases with customers in areas like radar detection, resource deployment, military logistics optimization, materials science, and AI

10 Copyright © D-Wave Named a Winner in Fast Company’s 2025 Next Big Things in Tech Awards Fast Company recognized D-Wave in the Computing, Chips and Foundational Technology category for its Advantage2TM quantum computer • This prestigious award recognizes emerging technologies with the potential to profoundly impact industries • D-Wave was acknowledged for “showing what quantum computing can do right now”

11 Copyright © D-Wave 2025 Q3 Financial Update Subsequent to Q3 and through November 4, 2025, D-Wave raised an additional $21.3M in cash proceeds from the exercise of warrants $- $4 Q3 2024 Q3 2025 M IL LI O N S -Q3 Revenue $3.7M $1.9M $- $200 $400 $600 $800 $1,000 Q3 2024 Q3 2025 M IL LI O N S $29.3M $836.2M Cash Position $- $3 Q3 2024 Q3 2025 M IL LI O N S -Q3 Gross Profit $1.0M $2.7M $- $10 $20 $30 2024 2025 M IL LI O N S -First 9 Months Revenue $6.5M $21.8M The financial information set forth above is unaudited $- $10 $20 2024 2025 M IL LI O N S -First 9 Months Gross Profit $4.1M $18.5M 0% 100% 2024 2025 -First 9 Months Gross Margin 62.7% 84.8%